AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As submitted to the Securities and Exchange Commission on October 31, 2023

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated October 31, 2023

MANSE USA LLC

Up to 30,000,000 Roy Investment Contracts

100 Bogart Street, Brooklyn, New York, 11206

Phone: +1 (646) 417-3936

MANSE USA LLC (“we” or the “Company”) is offering up to 30,000,000 “Roys” that carry remuneration rights that vary based on factors that seek to measure the success of a select public figure (“a Talent”). Users purchase contractual rights relating to Roys that are associated with a Talent they select on the website royaltiz.com. The initial price of a given Roy at introduction is identical for all Roys, currently $2.00. After introduction, the remuneration attaching to a Roy is determined by a proprietary algorithm that adjusts the “yield” based on the commercial activities of the associated Talent. Yield payments are paid to holders of Roys on a monthly basis. The algorithm takes into account multiple factors such as a Talent’s social media following, the public announcement of a new sports player contract, or the frequency that a musician’s song is streamed. The Roys also fluctuate in principal value based on the level of sales, and the associated contractual rights can be purchased by users of royaltiz.com, which operates as the sole marketplace for Roys. At any time, users are able to trigger a redemption by the Company related to the Roys that they hold at the prevailing price.

	Price to Public		Proceeds to Issuer
Per Roy	$2.00	(1)	$	[0.60]
Total Minimum	$0			$0
Total Maximum	$60,000,000			$18,000,000	(2)

(1) The initial offering price of a Roy is $2.00. See “Description of Business” for additional details.

(2) After deducting expenses, estimated to be approximately $198,981 including legal fees and accounting fees. For more information about the expenses of this offering, please see “Plan of Distribution.”

We are offering the Roys in the United States on the website at www.royaltiz.com, where potential purchasers will be able to review an electronic version of this offering circular and execute a participation agreement in order to transact in Roys (the “Participation Agreement”) described in the section of this offering circular captioned “The Company’s Business.” There is currently no underwriter or sales agent for the Roys. We intend to use the proceeds of this offering, after deducting expenses, for general corporate purposes, including the monthly yield payments to holders of Roys.

There is no minimum number of Roys that we must sell in order to conduct a closing in this offering (the “Offering”). This offering will terminate at the earlier of the date at which the maximum offering amount has been sold, and the date at which the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company will sell Roys on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTING IN THE INVESTMENT CONTRACTS OF MANSE USA LLC IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE INVESTMENT CONTRACTS OF THE COMPANY.

THE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately on December 1st 2023.

This offering is inherently risky. See “Risk Factors” on page 4.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this offering circular, unless context indicates otherwise, the terms “the Company”, “we”, “us”, or “our” refers to MANSE USA LLC.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

ii

SUMMARY

Overview

MANSE USA LLC. is a corporation formed under the laws of the State of Delaware on January 25, 2023. The Company offers eligible individuals (“Fans”), through the “Royaltiz” platform accessible via the website www.royaltiz.com, a way to profit from the future success of their favorite talents (“Talents”). Investors enter into contracts in form and substance substantially the same as the Participation Agreement attached as Exhibit 6.1. The resulting rights obtained by Fans are called “Roys,” each associated with a celebrity that they choose from those presented on the website, such as Riyad Mahrez of Manchester City, tennis stars Reilly Opelka or Karen Khachanov, or a selection of Rugby or Mixed Martial Arts stars. Other categories of Talents that the Company plans to include at launch of the website in the United States are basketball, football, soccer and TV hosts/entertainment. A purchaser of a Roy has the potential to benefit from a monthly “yield” payment, as well as from appreciation in the principal value of a Roy. After purchasing a Roy, the initial “yield” is set by the algorithm, but for the life of the Roy will remain at least 2% of the introductory price, with such introductory price currently being $2.00. The yield fluctuates based on the results of the algorithm designed to measure the success of the Talent, and an estimated “yield” for each series of Roys is updated and disclosed monthly, and payment amounts are disclosed to users through personalized user profile pages on the Royaltiz platform.

The Company owns and operates the website platform upon which Roys are traded. It has also entered into certain licenses and other agreements with affiliates to operate its business. MANSE France SAS (“MANSE France”) operates a substantially similar business in France on a similar platform which is operated by MANSE Plateforme SAS (“MANSE Platform”), which is a wholly owned subsidiary of MANSE INTERNATIONAL SAS, a French société par actions simplifiée (“MANSE International”). The Company is a wholly-owned subsidiary of MANSE International. Although the Company has entered, and intends to enter into, its own agreements with Talents, focusing on those most relevant to the U.S. market, MANSE France has entered into an agreement with the Company (the “Master Agreement”) to enable the Company to offer through the Company’s own platform certain Roys in relation to Talents who have entered into agreements with MANSE France (each a “France Talent Agreement”). A copy of the Master Agreement is attached as Exhibit 6.2. The Company licenses rights to use the algorithm from MANSE Platform, and a copy of the license agreement is attached hereto as Exhibit 6.3. Finally, a summary description of the algorithm itself is attached hereto as Exhibit 6.5.

The Offering

Securities offered:	Maximum of 30,000,000.00 Roys

Minimum Investment:	$ 2.00

Securities outstanding before the Offering (as of July 9, 2023):

Roys	0

Securities outstanding after the Offering:

Roys	0

When Roys are introduced and initially purchased, the Company receives an introduction charge from the purchaser of $1, irrespective of the number of Roys being purchased. Additionally, the Company receives a 2.5% fee calculated on the basis of the introduction price in addition to the introduction price itself when Roys are purchased. After payments to its affiliates, the Company will receive approximately $[0.60] from each introductory Roy sold. The Company intends to use any proceeds from this offering for general corporate purposes, including monthly yield payments to holders of Roys.

1

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

2

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	The royaltiz.com platform is the only place where Roys can be traded, and no other avenue will develop.

●	The Company relies in some cases on affiliates to assign rights to issue certain Roys based on agreements initiated by the affiliate rather than by the Company and to allow the Company to use the algorithm.

●	The Company is a start-up, and its continued financial health and existence is dependent on its ability to establish and grow its business, and there are no guarantees or other assurances of financial support from MANSE International, its corporate parent.

●	There is no guarantee that the Roys will hold their value or increase in value.

●	The value of Roys is dependent on the success of the Company’s algorithm to successfully measure the commercial success of a particular Talent in setting yield levels, and there is no assurance that it will do so effectively in every instance.

●	There is no assurance that a user attempting to sell Roys will always be successful in doing so, or in doing so at any price.

●	We may be subject to cyberattacks that could expose private information, or interfere with or prevent the functioning of our platform and the purchase and sale of Roys.

●	The regulatory landscape for the purchase and sale and trading of contractual rights and digital assets is uncertain, and regulatory actions may result in the suspension or termination of our operations.

●	Holders of Roys will not have most of the traditional rights associated with holders of debt instruments.

●	The tax treatment of the Roys is uncertain and there may be adverse tax consequences for purchasers, and purchasers are solely responsible for properly reporting any income or losses to relevant taxation authorities.

●	Talents are natural persons and may die or become unable or unwilling to continue their careers during the existence of the associated Roy.

●	The Roys may stop trading, and/or have reduced value or no value as a result of a dispute with a Talent or other event, and the Company may have to remove the Talent and/or the Roy from the platform without reimbursing any losses to holders.

●	Talents may make declarations or take positions publicly which may adversely affect their image and the Roys and the Company has no control over such declarations or positions and takes no responsibility for such positions.

●	Roys are expressed in contractual rights, and if a user breaches the agreement with the Company or the terms of the website it is subject to consequences involving its Roys that may result in a loss of value and/or other losses to the breaching purchaser.

3

RISK FACTORS

An investment in the Roys involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information contained in this offering statement, and in your purchase agreement, if applicable, before making an investment decision. The following risks entail circumstances under which our company’s business, financial condition, results of operations and prospects could suffer or the Roys you purchase could lose value and result in losses to you. The below risks are not exclusive of all risks that could materialize.

The Royaltiz.com platform provides the only place in which Roys may be purchased or sold, and the liquidity depends on the availability of the Company to redeem the Roys.

The website will provide the only place for Fans in which Roys can be purchased or sold. The Company is the only entity able to redeem Roys, and there is no assurance that the Company will maintain the financial resources or operational capability to redeem the Roys, in which case there may be diminished liquidity for the Roys.

The Company in some cases relies on affiliates to grant licenses or assign rights upon which the Company obtains contractual rights to issue Roys related to Talents who have been initially contracted by the affiliate rather than by the Company and to allow the Company to use the algorithm.

The Company relies on MANSE France to assign image rights to the Company to issue Roys in relation with Talents recruited by that affiliate, since the Company currently has only one Talent engaged, although it ultimately expects to have many more Talents that it originates in the U.S. market than those originally established by MANSE France. The Company relies on MANSE Platform for rights to use the algorithm. The Company has no control over its affiliates, and cannot assure that they will remain affiliates, continue to be willing to enter into agreements with the Company on terms favorable to the Company, or that they will be managed in an optimal manner, or even remain in existence. If the Company’s affiliates are unable or unwilling to provide the services currently provided to the Company, we may be unable to replace those services, or to replace them on terms that are acceptable to us.

The Company is a start-up, and there is no assurance that it will establish a successful business and continue to operate successfully in the United States, and its continued financial health and existence is dependent upon its ability to establish and grow its business.

If the Company is unable to successfully establish and maintain its operations in the United States for any reason, whether for example due to bankruptcy, insolvency, or a decision to wind the business down, or due to a regulatory obstacle, there will be no place in which holders can liquidate Roys. Furthermore, the Company depends on revenue from the sale of Roys in addition to other sources of revenue to meet its obligations as an operating company, including making monthly “yield” payments in the amounts determined by the Company’s algorithm. The Company has no business history and limited capitalization, and there is no assurance that it will successfully establish its platform in the United States, or that it will be able to continue as a going concern indefinitely.

4

There is no guarantee that the Roys will hold their value or increase in value, and you may lose the amount of your investment in the Roys in whole or in part.

The value of Roys associated with a particular Talent depends on the Talent’s willingness and ability to maintain commercial success as measured by the factors taken into account by the algorithm. If the Talent is unsuccessful in his/her career as measured by the algorithm then the estimated and actual yield payments associated with the associated Roy may remain constant, or decrease, and that could negatively impact demand and the price at which the Roy can be sold, and you could lose part or all of your initial investment or potentially be unable to sell some or all of your Roys.

Roys are fixed term contracts

Roys are fixed term contracts and upon their termination, all contractual rights shall terminate, including the right to transfer the Roy and the right to remuneration (“yield”). Upon occurrence of the term of the Roy, there shall be no compensation by the Company to the holder of the Roy. All Roy contracts terminate after 10 years unless they are extended in accordance with the Roy contract terms or terminated earlier upon the occurrence of certain events set out in the Participation Agreement, including:

●	the Roy holder decides in its sole discretion to terminate the Participation Agreement;
●	the Performance Agreement with the Talent is terminated prior to its 10-year term pursuant to its terms;
●	in the case of a breach by the Roy holder of its contractual obligations, including the payment of the Roy price.

The yields attaching to Roys, and in some degree (albeit indirectly) the price at which they can be redeemed, is impacted by the success of the algorithm to accurately measure the commercial success of a particular Talent. Although the algorithm has been designed to make those determinations as effectively as possible, no software is perfect, and there is no assurance that the algorithm will operate effectively in every instance, nor that every Roy holder will agree with the assumptions and judgements made by the algorithm’s designers. Although some details about how the algorithm operates will be made available to Roy holders as addressed below in section titled “The Company’s Business,” or otherwise made publicly available, we will not disclose all details about the operation of the algorithm so investment decisions will have to be made without that information.

The accuracy of the yield levels set for particular Roys is impacted by the success of the algorithm to accurately measure the commercial success of a particular Talent in establishing yield levels, which ultimately impacts demand and price. Roy redemption prices are set via the price calculation formula contained in the Roy contract (which is attached hereto as Appendix 2 to Exhibit 6.1) and is measured by the extent of redemption activity. There is no independent verification of pricing. Prices are allowed to fluctuate freely based on the variables contained in the price calculation formula. Although the algorithm has been designed to make those determinations as effectively as possible, no software is perfect, and there is no assurance that the algorithm will operate effectively in every instance, nor that every Roy holder will agree with the assumptions and judgements made by the algorithm’s designers. Furthermore, while the Company intends for the algorithm to take into account only accurate information, there is a possibility that some information from time to time will be inaccurate, although the Company will require MANSE Platform to make any appropriate adjustments upon learning that any information has proven, or strongly suspected, to be inaccurate

The website used by the Company and algorithm, or other essential systems, may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of Roys. If these attacks occur or security is compromised, this could expose your private information, prevent the platform on which Roys are traded or buying and selling Roys from functioning for indefinite periods of time, expose us to liability and reputational harm, and seriously curtail our ability to continue to make “yield payments” and maintain the platform for buying and selling Roys.

The website on which the Roys are offered for sale and traded and the algorithm, or other essential systems, may be the target of malicious cyberattacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of Roys. If these attacks occur or security is compromised, this could expose your private information, prevent the platform or buying and selling Roys from functioning for indefinite periods of time, expose us to liability and reputational harm, and seriously curtail our ability to continue to make yield payments and our affiliate’s ability to maintain the platform for buying and selling Roys. Furthermore, customers’ deposits may be lost, and there is no governmental insurance program to protect such deposits.

5

The website or algorithm we use may have inherent flaws, or flaws that develop, or we may suffer damage to our physical infrastructure, that may result in suspension of operation for indefinite periods of time, as well as the loss of data and/or inaccurate pricing of Roys.

No software is perfect, and flaws in our software or damage to our physical infrastructure or that of our affiliate that operates the trading platform may result in suspension of operations of the website or algorithm, or inaccurate operation of the website or algorithm, losses of customer deposits, and losses for holders of Roys.

Our business model operates in a context where the regulation of the purchase and sale and trading of remuneration contracts and digital assets is uncertain, and regulatory actions may result in the suspension or termination of our operations, or result in expenses that result in our decision to suspend operations, in which case users may lose some or all of their investment in Roys.

Roys are securities and the regulation of the contractual rights is a developing area of the law where there is some uncertainty about how to properly comply with governmental regulations. Although Roys are not cryptocurrency or tokens, they may be associated with or mistaken as such, and trading of crypto or digital assets has been subject to significant regulatory scrutiny. Accordingly, it is possible that government investigations or other actions could result in the suspension or termination of our operations, or result in the Company incurring expenses or anticipated expenses that make it unwise to continue operations. If that happens, holders of Roys may suffer losses if the prices of their holdings decrease, or if their Roys terminate in the event that the Company is liquidated, curtails or ceases operation. Holders of Roys may lose some or all of their investment in Roys.

Holders of Roys will not have many of the rights traditionally associated with holders of debt instruments, nor will they have any rights traditionally associated with holders of equity.

We believe that the Roys are currently equity securities, for purposes of the definition of security in Section 2(a)(1) of the Securities Act of 1933 and in Section 3(a)(10) of the Securities Exchange Act of 1934, solely because they are investment contracts under the Howey test. However, holders of Roys will not have many of the rights traditionally associated with equity. For example, holders of Roys will not receive an interest in the profits or losses of the Company or any of its affiliates, any rights to distributions from the Company, or any legal or contractual right to exercise control over the operations or continued development of the Company, which are rights typically afforded to equity holders.

The Roys provide holders no rights to direct how the Roys or the Company’s algorithm will be designed or governed.

The Roys provide no rights to direct how the Roys, the platform, or the algorithm will be designed or governed. Consequently, you may disagree with the ways in which we operate the Company, changes we may make to the algorithm, or changes we make to the terms on which the Roys are structured, and your ownership of Roys will not entitle you to direct an alternative course of action.

We may not be subject to ongoing reporting requirements in the future.

We will eventually be eligible to file an exit report to suspend or terminate our ongoing reporting obligations. If we become eligible, and if we make this election in the future, we may choose to not file annual reports, semiannual reports, current reports, financial statements and audited financial statements. As a result, holders of the Roys would receive less information about the current status of the Company, which could adversely affect their ability to accurately gauge the risks described in this offering memorandum.

Roys are not legal tender, are not backed by any governmental entity, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.

Roys are not legal tender, are not backed by any government, and accounts and value balances with the Company are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections. Any investment in Roys is made at the risk of the purchaser. If the Company suspends or terminates operation for any reason, you could suffer a total loss of your investment in Roys and any unrealized gains related to your Roys.

6

The tax treatment of the Roys may be uncertain and there may be adverse tax consequences for purchasers.

We expect that the tax implications of transacting in Roys will be that (i) a capital gains tax may be payable on the grounds of the collection of the redemption price if such redemption price is higher than the subscription price; and/or (ii) income tax may be payable on the grounds of the collection yields. However, the tax characterization of the Roys and transactions involving them may be uncertain, depending on a number of factors including the purchaser’s tax status and state of residency, and each purchaser must seek its own independent legal and tax advice with respect to the United States and non-U.S. tax treatment of an investment in Roys. An investment in Roys may result in adverse tax consequences to purchasers, including withholding taxes, income taxes and tax reporting requirements.

Although we do not believe that our business involves wagering, regulators may conclude that aspects resemble wagering, such as online sports betting, and investigations and other actions by state and/or federal wagering regulators may result in the suspension or termination of our operations, or require us to incur costs that result in the limitation of our operations or a decision to cease operations, and this could result in losses for holders of Roys.

Although we do not believe that our business involves wagering, regulators may conclude that aspects resemble wagering, such as online sports betting, and investigations and other actions by wagering regulators may result in the suspension or termination of our operations, or require us to incur costs that result in the limitation of our operations or a decision to cease operations, and this could result in losses for holders of Roys.

The Roys may stop trading, and/or have reduced value or no value as a result of a dispute with a Talent or other event, and the Company may have to remove the Talent and/or the Roy from the platform.

The Company’s relationship with individual Talents is contractual, and in the event of the death or illness of a Talent the associated Roy may lose value or become worthless, and the Talent’s image may be deleted from the trading platform. In the case of Talents engaged by MANSE France, the same risks are present, and the Company lacks control over the relationship with the Talent in those cases, and the issues are also subject to the terms of the Company’s agreement with MANSE France. Although we do not introduce Talents that we believe will experience any of the above issues, if such issues materialize you may lose some or all of the value of your Roys. Under our agreement with users, the users assume the risk that the Talent and/or associated Roy will be removed from the trading platform for reasons beyond the Company’s control. The Company and the holder of Roys shares the risk that there will be an unforeseen interruption to the relationship with a particular Talent, and that is part of the risk-reward calculation that a user should take into account when purchasing a Roy.

A Talent’s image and likeness used to identify his/her Roys may not be available for use during the full term of the Roys.

A Talent’s image rights and likeness are sold and/or licensed to the Company or to Manse France under contracts which are subject to termination or cancellation. In case of such termination or cancellation of an agreement between the Company or Manse France and a Talent, the Roys may need to be renamed by the Company and the Roy may not bear the name or image of the Talent to which the yield is attached.

Roys are expressed in contractual rights, and if a user breaches the terms of the Participation Agreement with the Company or the terms of the website, it is subject to consequences involving its Roys that may result in a loss of value.

Roys are expressed in contractual rights, and if a user breaches the Participation Agreement with the Company it is subject to consequences involving its Roys that may result in a loss of value. Users should read the Participation Agreement carefully, a copy of which is attached hereto as Exhibit 6.1, before purchasing Roys.

7

DILUTION

There is no potential for dilution, because the number of Roys that can be issued for a particular Talent is limited to the maximum number that is disclosed on the trading platform, and the algorithm evaluates the yield payments based on the maximum number that may be issued even if we have not yet introduced the maximum number of Roys into our platform. Therefore, it is possible that the introduction of new Roys within those parameters does not have a negative impact on the price of a Roy under the algorithm.

Dilution means a reduction in value or earnings of the shares the investor owns.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering a minimum of one (1) Roy and a maximum of thirty million (30,000,000) Roys, as described in this offering circular. The information in the “Description of Business” section is incorporated by reference into this section. The Roys are distributed on the website subject only to the fees described in this offering memorandum, subject to change in the future. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

After the offering statement has been qualified by the Commission, the Company will launch its website in the United States, and investors will have the opportunity to purchase Roys. In order to invest, investors will be required to register with the platform, subscribe to the offering, and agree to the terms of the offering and any other relevant exhibit attached thereto.

USE OF PROCEEDS TO ISSUER

The Company intends to use the proceeds from the offering for general corporate purposes, including the payment of monthly “yields” to holders of Roys, and payment of general corporate expenses.

8

THE COMPANY’S BUSINESS

Overview

The Company will offer Fans through its “Royaltiz” platform, accessible via the website www.royaltiz.com, a way to profit from the future success of their favorite Talents. Investors enter into contracts called “Roys” associated with a celebrity that they choose from those presented on the website, such as Riyad Mahrez, of Manchester City, tennis stars Reilly Opelka or Karen Khachanov, or a selection of Rugby or Mixed Martial Arts stars. Other categories that the Company plans to include at launch of the website in the United States are basketball, football, soccer and TV hosts/entertainment. The Company will focus on recruiting Talents that are popular in the U.S. market. A purchaser of a Roy has the potential to benefit from capital appreciation and monthly “yield” payments. After purchasing contractual rights relating to a Roy, the price as calculated by the price formula contained in the Roy contract (attached hereto as Appendix 2 to Exhibit 6.1) fluctuates based on the volume of sales, which should be impacted by yield levels among other factors, such as the investor’s view of the future prospects of the Talent. The Company intends to use the proceeds of this offering, after deducting expenses, for general corporate purposes, including the monthly yield payments to holders of Roys.

The Company was established to initiate operations in the United States, and accordingly it has no operating history. The Company’s parent in France, MANSE International, and its affiliate MANSE France, have operated a substantially similar business model in France since July 2021. Our affiliates’ business in France has been successful, with approximately 115,000 active users, 170 Talents, and more than 40 million Roys issued since inception. There is active trading in Roys available through the French operations of our affiliate, with 1620 average trades per day, and the French operations have paid approximately $206,000 in yield payments since August 2022. The Company will offer Roys through a separate platform to MANSE France’s platform.

The Talents

The Royaltiz platform recruits all types of celebrities, from emerging celebrities to those who are already famous, and the Company intends to continue to recruit Talents, focusing on those popular in the U.S. market. It believes that making the Royaltiz platform available in the United States will facilitate recruitment of Talents based in the United States. The Company also intends to continue to license from MANSE France pursuant to the Master Agreement the right to issue to its users, through the Company’s own platform, the Roys associated with all of the Talents who have been or are currently engaged by MANSE France. There are currently 170 Talents engaged by MANSE France. The Company is just initiating operations, and accordingly currently has engaged at this point only one additional Talent, but it expects to recruit additional Talents, primarily Talents associated with the U.S. market. The Company likewise expects to license certain of the Talents that it engages to MANSE France pursuant to the Master Agreement.

The relationship with each Talent is contractual. The Company enters into a contractual agreement with each Talent that provides the Company with intellectual property rights to use the Talent’s likeness and other personal characteristics on the trading platform, and to issue contractual rights or interests to Fans in the nature of securities in connection with those intellectual property rights. Talents receive cash compensation in return, and the Company may issue Roys to the Talent at their then-current price which are offset against the cash compensation. A copy of the standard agreement that the Company enters into with primarily U.S.-based Talents (the “U.S. Talent Agreement”) is attached as Exhibit 6.4.

9

The Company also has entered into the Master Agreement that allows the Company to issue Roys associated with Talents with whom MANSE France has entered into Talent Agreements. All of the Roys associated with the Talents that currently participate on the trading platform that are engaged by MANSE France will be available to the Company’s users through the Company’s platform. The Talents currently under agreements with MANSE France include:

Talent	Professional field	Introduction date
Faouzi SADDOUKI (Alrima)	Recording Artist	26/07/2021
Joe Gilles (Joé Dwèt Filé)	Recording Artist	26/07/2021
Finagnon Tobossi (FIF)	Entrepreneur	26/07/2021
Sofiane (Fianso)	Recording Artist	26/07/2021
Satchela Djedje (Vegedream)	Recording Artist	26/07/2021
Sebbar Salim (Babalahziz)	Recording Artist	27/07/2021
Alan Baudot	Boxer	01/11/2021
Arnaud Souquet	Soccer player	01/11/2021
Colin Dagba	Soccer player	01/11/2021
Griedge Mbock	Soccer player	01/11/2021
James Lea Siliki	Soccer player	01/11/2021
Jean Charles Castelleto	Soccer player	01/11/2021
Joan Trepy (Popey)	Recording Artist	01/11/2021
Nordini Idri (Nono)	YouTube content creator	01/11/2021
Thilo Kehrer	Soccer player	01/11/2021
Matteo Fox Ginestet (El Foxito)	YouTube content creator	01/11/2021
Astrid Schacht	Social media influencer	01/11/2021
Andreas Pereira	Soccer player	01/11/2021
David Neres	Soccer player	01/11/2021
Gabriel Paulista	Soccer player	01/11/2021
Igor Gomès	Soccer player	01/11/2021
Kaio Jorge Ramos	Soccer player	01/11/2021
Layvin Marc Kurzawa	Soccer player	01/11/2021
Matheu Franca Silva (Matheuzinho)	Soccer player	01/11/2021
Victor Alexander Da Silva (Vitinho)	Soccer player	01/11/2021
Yan Valery	Soccer player	01/11/2021
Arsène Froon	YouTube content creator	01/11/2021
Bryan Mounkala (Bolemvn)	Recording Artist	14/11/2021
Moussa Diaby	Soccer player	14/11/2021
Mvulu Mervin Bundu (UZI)	Recording Artist	14/11/2021
Noor Arabat (Dinor)	Soccer player	14/11/2021
Presnel Kimpembe	Soccer player	14/11/2021
Trevoh Chalobah	Soccer player	14/11/2021
Antoine Dupont	Soccer player	09/12/2021

10

Talent	Professional field	Introduction date
Moise Kean	Soccer player	02/01/2022
Ikoné Jonathan	Soccer player	03/01/2022
Bakary Samaké	Boxer	26/01/2022
Nathanaël Mbuku	Soccer player	27/01/2022
Jordan Veretout	Soccer player	30/01/2022
Ludovic Blas	Soccer player	01/02/2022
Mehdi Zerkane	Soccer player	01/02/2022
Stéphane Diarra	Soccer player	01/02/2022
Matthieu Jalibert	Rugby player	04/02/2022
Cameron Woki	Rugby player	11/02/2022
Sekou Macalou	Rugby player	18/02/2022
Teddy Thomas	Rugby player	25/02/2022
Eric Junior Dina Ebimbe	Soccer player	04/03/2022
Hadrien David	Racing driver	11/03/2022
Amine Boughanmi (Mino)	Esports player	25/03/2022
Maxence Lacroix	Soccer player	01/04/2022
Gabin Villière	Rugby player	08/04/2022
Said Benrahma	Soccer player	15/04/2022
Grace Geyoro	Soccer player	22/04/2022
Dorian Boccolacci	Racing driver	29/04/2022
Jonathan Danty	Rugby player	06/05/2022
Jonathan Clauss	Soccer player	10/05/2022
Youssouf Fofana	Soccer player	13/05/2022
Ferland Mendy	Soccer player	20/05/2022
Corentin Moutet	Tennis player	23/05/2022
Ramzan Jembiev	Fighter	24/05/2022
Virimi Vakatawa	Rugby player	27/05/2022
Antoine Hastoy	Rugby player	31/05/2022
Victor Yoka	Boxer	03/06/2022
Riyad Mahrez	Soccer player	10/06/2022
Nolann Le Garrec	Rugby player	17/06/2022

11

Talent	Professional field	Introduction date
Rodolphe Cuvelier (Rawdolff)	DJ	21/06/2022
Wilfrid Hounkpatin	Rugby player	23/06/2022
Elohim Prandi	Handball player	24/06/2022
Salahdine Parnasse	Fighter	01/07/2022
Marie-Antoinette Katoto	Soccer player	05/07/2022
Diani Kadidiatou	Soccer player	05/07/2022
Elye Wahi	Soccer player	08/07/2022
Hugo Gaston	Tennis player	15/07/2022
Benoît Saint Denis	Fighter	19/07/2022
Mohamed Bayo	Soccer player	22/07/2022
Mike Maignan	Soccer player	29/07/2022
Mvumbi Gauthier	Handball player	31/07/2022
Ilaix Moriba Kourouma Kourouma	Soccer player	05/08/2022
Sofiane Oumiha	Boxer	09/08/2022
Maxwell Cornet	Soccer player	12/08/2022
Manon Fiorot	Fighter	16/08/2022
Lorenzo Musetti	Tennis player	17/08/2022
Yoan Tanga Mangene	Rugby player	21/08/2022
Jérémy Doku	Soccer player	24/08/2022
Taylor Lapilus	Fighter	30/08/2022
Enzo Le Fée	Soccer player	02/09/2022
Yves Landu	Fighter	06/09/2022
Eric Bertrand Bailly	Soccer player	09/09/2022
Max Spring	Rugby player	13/09/2022
Lucas Paquéta	Soccer player	16/09/2022
Andrew Albicy	Basketball player	17/09/2022
Sofiane Bouffal	Soccer player	20/09/2022
Emerson Royal	Soccer player	23/09/2022
Louis Foursans-Bourdette	Rugby player	27/09/2022
Castello Lukeba	Soccer player	30/09/2022
Petr Yan	Fighter	04/10/2022

12

Talent	Professional field	Introduction date
Lucas Moura	Soccer player	07/10/2022
Andreaw Gravillon	Soccer player	08/10/2022
Tukhugov Zubaira Alikhanovich	Fighter	11/10/2022
Sean Brady	Fighter	14/10/2022
Léo Coly	Rugby player	18/10/2022
Kounde	Soccer player	21/10/2022
Amine Ayoub	Fighter	25/10/2022
Borna Coric	Tennis player	28/10/2022
Ulanbekov Tagir	Fighter	30/10/2022
Mohamed Henni	Social media influencer	31/10/2022
Albert Braut Tjaland	Soccer player	03/11/2022
Lovro Majer	Soccer player	04/11/2022
Eduardo Camavinga	Soccer player	08/11/2022
Bilel Jkitou	Boxer	10/11/2022
Junya Ito	Soccer player	11/11/2022
Aurélien Tchouaméni	Soccer player	15/11/2022
Karl Toko Ekambi	Soccer player	18/11/2022
Khamzat Chimaev	Fighter	22/11/2022
Salama Amine	Soccer player	25/11/2022
Tony Yoka	Boxer	25/11/2022
Danilo Fischetti	Rugby player	29/11/2022
Rafael Leao	Soccer player	01/12/2022
Wesley Saïd	Soccer player	02/12/2022
Jordan Siebatcheu	Soccer player	06/12/2022
Lucas Tauzin	Rugby player	07/12/2022
Kolo Muani Randal	Soccer player	09/12/2022
Sergey Morozov	Fighter	11/12/2022
Christ Esabe	Boxer	13/12/2022
Umar Nurmagomedov	Fighter	16/12/2022
Karen Khachanov	Tennis player	23/12/2022

13

Talent	Professional field	Introduction date
Junior Aho	American Football player	30/12/2022
Alexandre Muller	Tennis player	03/01/2023
Enzo Couacaud	Tennis player	03/01/2023
Caroline Garcia	Tennis player	06/01/2023
Jeffrey John Wolf	Tennis player	10/01/2023
Reilly Opelka	Tennis player	13/01/2023
Alexis Flips	Football player	15/01/2023
Veronika Kudermetova	Tennis player	17/01/2023
Ammari Diedrick	Fighter	20/01/2023
Alexis Nicolas	Fighter	22/01/2023
Ollie Bearman	Racing driver	24/01/2023
Sergei Pavlovich	Fighter	27/01/2023
Pierre Fouyssac	Rugby player	29/01/2023
Tiémoué Bakayoko	Soccer player	31/01/2023
Cristian Volpato	Soccer player	03/02/2023
Ollie Gray	Racing driver	07/02/2023
Jenson Brooksby	Tennis player	10/02/2023
Yanis Ghemmouri	Fighter	12/02/2023
Romain Taofifénua	Rugby player	14/02/2023
Selma Bacha	Soccer player	17/02/2023
Jamshidbek Najmitdinov	Boxer	19/02/2023
Giulio Zeppieri	Tennis player	21/02/2023
Will Still	Soccer coach	24/02/2023
Hamari Traoré	Soccer player	28/02/2023
Jalen Milroe	American Football player	03/03/2023
Edoardo Liberati	Racing driver	05/03/2023
Leonardo Spinazzola	Soccer player	10/03/2023
Corentin Chevrey	Esports player	14/03/2023
Alexandre Christophe (Andilex)	Esports player	17/03/2023
Zizou Bergs	Tennis player	19/03/2023
Moefana Yoram	Rugby player	24/03/2023
Islam Makhachev	Fighter	31/03/2023
Michael Mmoh	Tennis player	07/04/2023
Raka Alivereti	Rugby player	14/04/2023
Daniil Medvedev	Tennis player	28/04/2023

14

While some terms may vary depending on the agreement negotiated with an individual Talent, all Talent Agreements, whether originally entered into with the Company or with MANSE France, are based on and substantially consistent with the Talent Agreement attached hereto as Exhibit 6.5.

Characteristics of a Roy

The basic economic and legal functionality of all Roys is substantially the same, regardless of the Talent with whom a particular Roy is associated. The Company sets a fixed introductory price for the associated Roy when a new Talent is introduced, which is currently $2.00. The redemption price following introduction is calculated in accordance with the price formula contained in the Participation Agreement (contained in Appendix 2 of Exhibit 6.1 attached hereto) and fluctuates on the basis of redemption volume for the Roys related to the Talent. Subsequent investors purchase Roys at the price indicated by the price formula. The yield attaching to the Roy fluctuates based on the algorithm’s updated evaluation of the commercial success of the Talent. The algorithm takes into account specific factors that may vary depending on the Talent’s category (e.g., there is an algorithm unique to soccer players and an algorithm unique to recording artists), but factors include social media influence data and publicly announced marketing agreements (i.e., “endorsements”). The website is not a gaming platform; for Talents who are athletes, the algorithm does not directly take into account athletic successes such as tournament or match victories, and the Roys sold under this offering do not take into account the reported income of Talents.

In addition to the current price and the anticipated “yield,” the Company discloses on the website the total maximum supply of Roys for a particular Talent that could potentially become available, the number of Roys made available at the initial introduction of the Talent, and the current number of Roys currently outstanding. The maximum supply includes Roys introduced for sale, Roys set aside to provide liquidity in the future, Roys used as compensation for Talents or potentially to compensate other third-party vendors that provide services to the Company or an affiliate.

Each holder of a Roy can view the estimated “yield,” which is set currently at $0.40 per year when the Roy is first introduced, and then updated monthly. The ongoing monthly yield rate is determined using the algorithm noted above that is designed to evaluate commercial success based on criteria tracked by the algorithm.

Users are restricted to purchasing a certain number of Roys for an individual Talent at introduction, as specified in the Participation Agreement. Currently, the maximum number of Roys for a “non-accredited” user is less than 5% of the total number of Roys for a given Talent, as specified in the information sheet for the Talent on the website, and there is an overall maximum of 10% of the total number of Roys for the Talent. After introduction, users may acquire and hold the number of Roys that they wish.

15

The Roys can be traded only on the website. The Company will receive a 2.5% fee from each purchase of Roys.

In the case of the redemption of Roys by users to the Company, the user will pay to the Company a 2.5% fee calculated based on the price of the redeemed Roys and $1.00 on each transaction irrespective of the number of Roys being redeemed.

Roys do not provide a profits or earnings interest in the Company, and holders do not benefit from the economic success of the Company. The Company believes, however, that Roys are “securities” under the U.S. federal securities laws.

The purchase of a Roy provides to the holder a contractual right, whose terms are set forth in the Participation Agreement described in more detail below and attached as a model form as Exhibit 6.1, and which will be available for review on the Company’s website.

The initial offering price of a Roy is fixed, but may fluctuate in the future according to certain price determination rules contained in the Participation Agreement, which is attached hereto as Appendix 2 to Exhibit 6.1.

The Algorithm

The yield attaching to each Roy will be determined by the Company’s proprietary algorithm, which is designed to be based on the approximate net value of a Talent’s commercial success over the ten-year period beginning with the introduction of the Talent and associated Roy on the royaltiz.com platform. The algorithm is customized for particular categories of Talents in order to provide more accurate results. There is, for example, an algorithm that applies to soccer players, and another algorithm that applies to recording artists. The Company customizes the algorithms in its judgment and discretion, and discloses on the platform the customized algorithms that have been established. The Company will also disclose on the trading platform some of the key factors that the algorithm takes into account in measuring the success of a Talent, and adjust such factors over time with the goal of ensuring that it is tuned to changes in the applicable industry or of taking into account new categories of information that are relevant to Talent’s commercial success in the Company’s judgement and in the judgement of the designers of the algorithm. Because MANSE France also sponsors Talents available on the Company’s platform, and because MANSE Platform operates the platform upon which MANSE France operates, those entities also provide input but on substantially the same basis and with substantially the same objectives.

The algorithm updates the Roy’s estimated yield on a monthly basis based on publicly available information, such as publicly announced marketing agreements, or endorsements, employment contracts, social media influence data, and other factors. The algorithm may also take into account information that is synthesized by a third party, and the data that the Company uses may only be available in that form to parties who agree to pay a subscription price. The algorithm takes into account information that the Company believes is accurate, but because the algorithm operates automatically in order to provide continuous updates, the Company and its affiliates are unable to verify the accuracy of information. Any information that the Company discovers to be inaccurate will be removed, as well as information that the Company strongly suspects to be inaccurate.

The algorithm has been operational in MANSE France’s trading platform that has been available in France since November 1, 2021, and it is continuously refined by software engineers employed by the Company’s affiliated entities.

A summary description of the algorithm is attached as Exhibit 6.5.

The Participation Agreement

Each user must enter into a Participation Agreement with the Company in order to transact in Roys. The Company’s agreement requires that a user have registered as a resident of the United States, and provide an address in the United States. The website will block transactions on Roys with the Company by users who are physically outside the United States when they communicate with the platform.

The Participation Agreement includes the principal terms and conditions that govern the Roys and transactions in the Roys, including the rights that users have, including the right to remuneration or “yield” payments, redemption rights, and their obligations to pay fees and/or commissions. It also includes, under certain circumstances including a breach of the agreement, the Company’s unilateral right to terminate or amend the agreement, or assign the agreement and Roys to a third party. The agreement also provides for the situation where the Company’s agreement or relationship with a particular Talent is terminated prematurely, in which case the Company may be required to remove the likeness and/or personal information about the Talent from the royaltiz.com website, and possibly suspend or terminate trading in the associated Roy, in which case the Company takes no financial responsibility for any financial losses suffered by the holder of the associated Roys.

16

The Royaltiz.com Website

Participants register on the website by providing certain information about themselves, and they may also open an account, deposit funds, and remove funds. In order to transact in Roys, a user must provide certain additional information, and review and execute a Participation Agreement. The website describes the Talents available and provides a mechanism to invest in, or trade, associated Roys. Talents are divided by category, such as soccer, football, or entertainers. The website provides a photo for each talent together with an “information sheet,” which includes a summary bio, introduction date of the Roy, estimated annual yield, historical yield data, the maximum number of Roys that may be issued, and the total outstanding Roys currently. The maximum supply of Roys is broken down between different categories, such as marketing and those issued to Talents at the prevailing price. The information sheet also describes which algorithm is used to determine the Yield of the Talent.

Below is an illustrative information sheet:

Khabib Nurmagomedov

€2.33

▲ 16.00% (ALL)

05 2023
06 2023
06 2023
06 2023

24H 7D 30D 90D **ALL**

About Social News

BUY ROY KHABIBN

About Social News

2.0 M	€96K	42.91%
Max Supply	Total liquidity size	Max APY

Khabib Nurmagomedov, born on September 20, 1988 in Makhatchkala, is an entrepreneur and a legend in MMA. He is also an undefeated champion and known for his mythical fight versus Conor McGregor in UFC. Khabib has launched his own academy: he also coaches champions like Islam Makhachev. Ambassador for many brands around the world, Khabib is now an entrepreneur who uses his brand to launch businesses: gyms, fast food, even cereal brand, Khabib intends to build a new empire in the MMA world!

Full name	Khabib Nurmagomedov
Introduction date	05/30/2023, 6:00 PM
Introduction price	€2.00

BUY ROY KHABIBN

17

Yield Up to 42.91% APY € %

Predicted annual yield €0.05 €1.00

Next payment 14d 13h 10m

History

No data available

Valuation

Method used
SparkMind

Type of remuneration
Performance including talent influence revenue.

Social followers
Updated 05/31/2023

Engagement rate
Updated 05/31/2023

Instant Liquidity

BUY ROY KHABIBN

Instant Liquidity

ROYs in Liquidity	20,713
EUR in Liquidity	€48,205.45

Max Supply distribution

Marketing :	400,000
Royaltiz & Partners :	1,400,000
Introduction :	200,000

(Including 190,000 dedicated to VIPs)

Information sheet containing financial details related to the purchase of your Talent's ROY.
Any additional questions? Please visit our **help center** or consult **T&Cs**.

BUY ROY KHABIBN

Roy Redemptions

When transacting in Roys, Fans acquire a contractual right to trigger a redemption by the Company at the then-prevailing price of a Roy at any given time.

Certain “accredited” users may be permitted, at the Company’s discretion, to sell larger blocks of Roys outside the trading platform. These trades are rare and will not be taken into account by the price calculation formula in evaluating the price of the Roy. The Company’s affiliates are also permitted to transfer Roys outside the platform; such trades are also rare and will not be taken into account in pricing Roys if the trades involve transfers to affiliates, compensation to Talents, or compensation to other business partners that provide services to the Company or to an affiliate.

18

The Company and Management

The Company is a Delaware limited liability company organized in January 2023 whose sole member and equity holder is MANSE International, a company organized in France. The management of the company is reflected in the table in the section entitled “Directors, Executive Officers, and Significant Employees.” The Company is headquartered at 100 Bogart Street, Brooklyn, New York, 11206, which is office space leased by MANSE USA LLC.

When Roys are introduced and initially purchased, the Company receives an introduction charge from the purchaser of $1, irrespective of the number of Roys being purchased. Additionally, the Company receives 2.5% of the introduction price when Roys are purchased.

The Company is not dependent on this offering as its only source of income. After operations have commenced, the Company’s other sources of income will include:

●	The sale to third parties of anonymous, aggregated data received and processed by the Company, which the Company plans to account of approximately $980,000 in revenue in 2024, and increasing amounts in future years, although there can be no assurance of the precise extent of future sales; ;
●	The sale to related party entities and third parties of trademark licenses for the brands “Royaltiz” and “Buy is the New Like,” which the Company plans to account of approximately $1.1 million in revenue in 2024, and increasing amounts in future years, subject to the same caveat above; and
●	The sale of products, including artworks, to users of the Platform in an online shop, which the Company plans to account of approximately $650,000 in revenue in 2024,and increasing amounts in future years, subject to the same caveat;.

The Company’s Property

The Company owns no physical property, but leases its headquarters at 100 Bogart Street, Brooklyn, New York, 11206.

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANSE USA LLC. is a corporation formed under the laws of the State of Delaware on January 25, 2023. The Company offers eligible individuals (“Fans”), through the “Royaltiz” platform accessible via the website www.royaltiz.com, a way to profit from the future success of their favorite talents (“Talents”). The Company has not yet launched operations but intends to do so within a short time after this offering is qualified by the SEC. Currently, it has incurred start-up expenses, and its income has been limited to a loan from the Company’s corporate parent. The Company intends to use the proceeds of the offering as its primary source of operating revenue going-forward.

As reflected in the attached financial statements as at May 31, 2023, the Company has neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we intend to launch operations and we expect that such operations will be our primary source of revenue.

We have no cash or any other current assets, and accrued expenses and other current liabilities of $261,596, which includes an obligation to repay a loan from our corporate parent of $62,615. he loan is due in one year from the commencement of operations of the Company and does not accrue interest. There is no assurance that our corporate parent or any other affiliate will provide additional funding in the event that we do not successfully establish operations. However, no Roys will be sold until this offering is qualified and we have commenced operations.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

20

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this offering circular, the executive officers and directors of MANSE USA LLC are as follows:

Name	Position	Age	Date Appointed to Current Position
Christophe Vattier	Manager	50	January 2023
Lucie Crepin	Chief Operating Officer	33	May 2023

Christophe Vattier, Manager

Mr. Vattier is the Manager of the Company, serving as representative of MANSE International. Mr. Vattier launched Royaltiz, the French platform of the business described herein, in 2019. Before launching Royaltiz, Mr. Vattier founded GoBeep, a marketing agency, and Agence 9, the first comic strip communication agency. Mr. Vattier also previously served as the chief executive officer of BaoBaz, an e-commerce website. From August 2001 until September 2007, Mr. Vattier served as a director of trust at the Groupe Caisse des Dépôts, a French sovereign wealth fund. Mr. Vattier holds degrees from the University of Paris Dauphine and ESSEC Business School.

Lucie Crepin, Chief Operating Officer

Ms. Crepin is the Chief Operating Officer of the Company. Ms. Crepin has served as a talent manager at MANSE International since the fall of 2022. Prior to joining MANSE International, Ms. Crepin worked as a celebrity stylist in New York and as a VIP host at Bagatelle, a chain of luxury French restaurants. Ms. Crepin holds a Master’s degree in business in fashion from ESIV in Paris.

21

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

MANSE USA LLC was incorporated on January 25, 2023. Therefore, no compensation was paid by MANSE USA LLC to the manager and Chief Operating Officer of the Company during the year ended December 31, 2022.

As such, the below table represents compensation paid to MANSE USA LLC’s current manager and Chief Operating Officer during the year ended December 31, 2022.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Christophe Vattier(1)	Manager	$305,000	$0	$305,000
Lucie Crepin(1)	Chief Operating Officer	$9,900	$0	$9,900

(1)	Compensation paid by MANSE INTERNATIONAL SAS.

For the fiscal year ended December 31, 2022, the Company’s current directors as a group (2) received a total of $0 in compensation.

The Company has not yet determined the compensation it will pay to its current officers and directors and managing member. Compensation for the Company’s officers and directors going forward may include cash and/or equity compensation, and will depend on a number of factors, including the amount raised under this offering, and prevailing market conditions.

22

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of July 9, 2023 the voting securities beneficially owned by (1) any individual director or officer or managing member who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors and managing member as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Name and address of beneficial owner	Title of Class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)
MANSE INTERNATIONAL SAS 33 rue La Fayette Paris 75009	Membership Interests	100% of the Membership Interests	0	100%

(1)

The final column (Percent of Class) includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities.

23

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The issuer, MANSE USA LLC, is a Delaware limited liability company and a wholly-owned subsidiary of MANSE International, which is a French société par actions simplifiée. There have been no transactions to which we or MANSE International have been a party in which the amount exceeded $120,000 and in which any of our executive officers, directors, promoters, or beneficial holders of more than 5% of our capital stock or, given our relationship with MANSE International, more than 5% of MANSE International’s capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this offering circular captioned “Executive Compensation.”

SECURITIES BEING OFFERED

The securities are contractual rights called “Roys.” The section “Description of Business” is incorporated herein by reference.

24

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this offering circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this offering circular by filing a Supplement with the SEC. All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

25

MANSE USA LLC

FINANCIAL STATEMENTS

F-1

MANSE USA LLC

F-2

MANSE USA LLC

INDEPENDENT AUDITOR’S REPORT

Managers and sole member

Manse USA LLC

New York, New York

Opinion

We have audited the interim financial statements of Manse USA LLC, which comprise the balance sheet as of May 31, 2023 and the related statements of operations and cash flows for the period then ended, and the related notes to the interim financial statements (collectively referred to as the interim financial information).

In our opinion, the accompanying interim financial statements present fairly, in all material respects, the financial position of Manse USA LLC as of May 31, 2023 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Manse USA LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Manse USA LLC’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Interim Financial Statements

Our objectives are to obtain reasonable assurance about whether the interim financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-3

In performing an audit in accordance with GAAS, we:

-	Exercise professional judgment and maintain professional skepticism throughout the audit.

-	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

-	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Manse USA LLC’s internal control. Accordingly, no such opinion is expressed.

-	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

-	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Manse USA LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

B&T CPA LLC

Washington, D.C.

June 28, 2023

F-4

BALANCE SHEET

MAY 31, 2023

(In US dollars)

May 31, 2023
ASSETS

Current assets (notes 2 & 4)	-

Total current assets	-

Other assets	-

Total other assets	-

Total assets	$-

May 31, 2023
LIABILITIES AND MEMBER’S DEFICIT

Current liabilities
Related party payables (note 3)	62,615
Accrued expenses and other current liabilities	198,981

Total current liabilities	261,596

Long-term liabilities	-

Total long-term liabilities	-

Total liabilities	261,596

Member’s deficit (note 5)	(261,596)

Total liabilities and member’s deficit	$-

The accompanying notes are an integral part of these interim financial statements.

F-5

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

(In US dollars)

January 25, 2023 to May 31, 2023

Revenues (note 2)	-

Gross profit	-

General and administrative expenses	261,596

Total operating expenses	261,596

Operating loss	(261,596)

Other income (expenses)	-

Total other (expenses) income	-

Net loss	$(261,596)

The accompanying notes are an integral part of these interim financial statements.

F-6

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANIARY 25, 2023 TO MAY 31, 2023

(In US dollars)

January 25, 2023 to May 31, 2023

Cash flows from operating activities:
Net loss	$(261,596)
Adjustments to reconcile net loss to net cash used by operations:	-

Increase (decrease) in:
Related party payables	62,615
Accrued expenses and other current liabilities	198,981

Net cash used by operating activities	-

Cash flows from investing activities	-

Net cash used by investing activities	-

Cash flows from financing activities	-

Net cash used by financing activities	-

Net change in cash and cash equivalents	$-

Cash and cash equivalents - beginning of the period	$-

Cash and cash equivalents - end of the period	$-

Supplemental disclosures of cash flow information:

Interests paid during the period	-
Income taxes paid during the period	-

The accompanying notes are an integral part of these interim financial statements.

F-7

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

Note 1	Presentation of the Group and Nature of Business

Presentation of the Group

Manse USA LLC (“the Company”) is a wholly owned subsidiary of Manse International, a French corporation. Manse France, Manse Liquidite and Manse Plateforme, three French corporations, are wholly owned subsidiaries of Manse International.

Manse France offers eligible individuals (“Fans”), through the “Royaltiz” platform accessible via the website www.royaltiz.com, a way to profit from the future success of their favorite talents (“Talents”). Investors enter into contracts with Manse France. The resulting rights obtained by Fans are named “Roys”, each associated with a celebrity that they choose from those presented on the website. A purchaser of a Roy has the potential to benefit from an annual “yield” payment, as well as from the appreciation in the principal value of a Roy. After purchasing a Roy, the initial yield is set by an algorithm, but for the life of the Roy will remain at least 2% of the introductory price, with such introductory price currently being 2 Euros. The yield fluctuates based on the results of the algorithm designed to measure the success of the Talent, and an estimated yield for each series of Roys is updated and disclosed monthly.

The website-based platform upon which Roys are currently traded is owned and operated by Manse Plateforme which has granted to Manse France the rights to use the platform in operating its business pursuant to an Exchange Listing and Use Agreement (the “Platform License”).

Manse Liquidite receives a portion of the introduction price of the Roys and insure the liquidity of the Roys with respect to the trade on the platform.

Nature of Business

The Company was formed on January 25, 2023 under the laws of the State of Delaware and intends to operate the same activity as Manse France on the US market upon receiving the necessary authorizations with the following differences (i) the introductory price will be 2 dollars (ii) the website-based platform upon which Roys are traded will be owned and operated by the Company.

The Company only incurred startup expenses and legal fees for the period from January 25, 2023 to May 31, 2023.

Note 2	Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-8

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

Note 2	Significant Accounting Policies (Continued)

Use of Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company elected, under the Internal Revenue Code, to be treated as a “C-Corporation” to be effective as of February 4, 2023. Deferred income taxes are recognized for the consequences of “temporary differences” by applying enacted statutory tax rates, applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities. A valuation allowance is established for deferred tax assets for which it was more likely than not that deferred tax assets will not be fully realized.

Revenue Recognition

The Company will account for revenue in accordance with FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under this guidance, the Company recognizes revenues using the five-step revenue recognition model in which an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company did not generate any revenue for the period from January 25, 2023 to May 31, 2023.

Foreign Currency Transactions

Transactions with foreign entities are translated using the exchange rate in effect on the date of the transaction. Any outstanding receivable or payable balances at year-end are adjusted using a period end exchange rate.

F-9

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

Note 2	Significant Accounting Policies (Continued)

Fair Value Measurements

Assets and liabilities recorded at fair value on a recurring basis in the balance sheet would be categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level III—Unobservable inputs that are supported by little or no market data for the related assets or liabilities.

The carrying amount of the Company’s financial instruments, including accounts payable, approximates their respective fair values because of their short maturities. The fair value of the amounts due to affiliates cannot be determined due to the related party nature of the loans.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which superseded the lease recognition requirements in Accounting Standards Codification Topic 840, “Leases,” with several updates to the ASU having subsequently been issued. The core principle of the guidance is that an entity should recognize right-of-use assets and liabilities arising from leases along with additional qualitative and quantitative disclosures. Under the new standard, leases previously classified as capital leases are presented as finance leases. Finance leases have substantially similar criteria and disclosure requirements as capital leases under the previous standard. The Company did not enter any lease agreement for the period from January 25, 2023 to May 31, 2023.

F-10

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

Note 3	Related Party Payables

As of May 31, 2023, related party payables were as follows:

Description	May 31, 2023

Related party payables
Manse International SA	$62,615

Total related party payables	$62,615

Note 4	Income Tax

As of May 31, 2023, the Company had accumulated federal net operating losses of approximately $5,000. Those losses are carried over to future years and do not expire.

As of May 31, 2023, the components of the deferred income taxes were as follows:

May 31, 2023
Deferred tax assets (liabilities)
Net operating losses carried over	$1,050
Start-up expenses	$53,885
Valuation allowance	(54,935)
Total deferred income tax assets, net	$-

The Company follows the provisions of FASB ASC 740-10-25 which clarifies the accounting for uncertainty in income taxes by prescribing the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the financial statements. ASC 740-10-25 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting for interim periods and disclosures for uncertain tax positions.

The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its statement of operations. For the period ended May 31, 2023, no estimated interest or penalties were recognized for uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. The Company is not subject to U.S. federal, state and local income tax examinations by tax authorities for years ending on or before 2022.

F-11

NOTES TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 25, 2023 TO MAY 31, 2023

Note 5	Member’s Deficit

The change in member’s deficit for the period ended May 31, 2023 is as follows:

Amount

Member’s deficit, January 25, 2023	-

Net loss	(261,596)

Member’s deficit, May 31, 2023	$(261,596)

Note 6	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a balance of accumulated deficit of $261,596 as of May 31, 2023. As of that date, the Company’s current liabilities exceeded its current assets by $261,596. These factors indicate that without the continued support of its Parent, Manse International, the Company may be unable to continue in existence.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7	Subsequent Events

The Company has evaluated subsequent events through June 28, 2023 the date the financial statements were available to be issued.

The current coronavirus (COVID-19) pandemic is causing disruption in the global economy and there are uncertainties in the breadth and duration of this outbreak. Therefore, the Management cannot estimate the overall operational and financial impact on the activity of the Company until approval date of these financial statements. However, the Management will continue to monitor the unrecognized subsequent events related to the COVID-19 pandemic.

No other significant event occurred during the period from May 31, 2023 to June 28, 2023.

F-12

PART III

INDEX TO EXHIBITS

2.1	Certificate of Formation of Manse USA LLC
2.2	LLC Operating Agreement
3.1	Investor Terms & Conditions
6.1	Participation Agreement
6.2	Master Agreement
6.3	License Agreement
6.4	Form of U.S. Talent Agreement
6.5	Summary Description of Algorithm
11**	Auditor’s Consent
12**	Opinion of Proskauer Rose LLP

*Previously filed

**To be filed by amendment

† Portions of the exhibit have been omitted

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of [●], State of [●], on November [●], 2023.

MANSE USA LLC

By:	/s/
Name:	Christophe Vattier
Title:	Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/
Christophe Vattier, Managing Member
Date: November [●], 2023

/s/
Lucie Crepin
Date: November [●], 2023

III-2